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                                      Securities Purchased in Underwritings Involving
                               "Transactions with Donaldson, Lufkin & Jenrette Securities Corporation"
                                 Subject to Rule 10f-3 Under the Investment Company Act of 1940
                       "10f-3 TRANSACTIONS FOR THE PERIOD FEBRUARY 1, 1998 THROUGH APRIL 30, 1998"
                                                     ALLIANCE GLOBAL ENVIRONMENT
		                                                                  										     % of
	                                                             								   	Total 		 Offering
							                        	                             Shares   		  Shares 		Purchased				                        Shares
                	          	Date	     	Shares		   Price per	 Purchased by	Offered  By		         Purchased		             Held
Security                    Purchased		Purchased		Share		    Fund group		 (000)    Group(1)		   From 		                 04/30/98

                                                                                                <c                         **
American Disposal Services		04/03/98		 "15,000 "		$36.50 		  "15,000"		    "4,000  0.38%		      CIBC Oppenheimer Corp.		41,000




"*   Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public. "

**  Indicates the purchase of an Eligible Rule 144A Security.

"1)  Purchases by all Alliance Funds, including the Fund, may not exceed: "

"     a)  if purchased in an offering other than an Eligle Rule 144A Offering, 25% of the principal amount "
       of the offering of such class; or

"      b)  if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the"
      offering of such class sold by underwriters or members of the selling syndicate to qualified
"      institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent"
      public offering.






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